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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported):   October 9, 1995


                               POE & BROWN, INC.
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             (Exact name of registrant as specified in its charter)

                Florida                        0-7201                  59-0864469
      (State or other jurisdiction    (Commission File Number)        (IRS Employer
           of incorporation)                                        Identification No.)


             220 S. Ridgewood Avenue, Daytona Beach, Florida 32114
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             (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code:     (904) 239-7250
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                                      N/A
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         (Former name or former address, if changed since last report)


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Item 4.   Changes in Registrant's Certifying Accountant

        Effective October 9, 1995, Poe & Brown, Inc. (the "Company") appointed Arthur Andersen & Company, LLP as its independent accountants for the remainder of 1995. The Company's Audit Committee recommended the appointment, which was approved by the Board of Directors.

     The Board of Directors did not renew the engagement of Ernst & Young LLP, the Company's former independent accountants. The report of Ernst & Young on the Company's financial statements for the past two years contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years, and through the date of this Report, there has been no disagreement with Ernst & Young on any matter of disclosure, or auditing scope or procedure, which disagreement, if not resolved to Ernst & Young's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

        The Company has provided Ernst & Young with a copy of the disclosures contained in this Report and has requested that Ernst & Young furnish it with a letter addressed to the Securities and Exchange Commission (the "SEC") stating whether it agrees with the above statements. A copy of Ernst & Young's letter to the SEC, dated October 16, 1995, is filed as Exhibit 16 to this Report.

Item 7.  Financial Statements and Exhibits

        (c)     Exhibits.


         Exhibit Number                        Description
         --------------                        -----------

               16 Letter from Ernst & Young LLP, the registrant's former independent accountants


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              POE & BROWN, INC.
                              (Registrant)


                              By: /s/ James A. Orchard
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                                 James A. Orchard, Vice President,
                                 Chief Financial Officer, and Treasurer

                              Date:  October 16, 1995